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                      CERTIFICATE OF TRUST
                               OF
                  1ST SOURCE CAPITAL TRUST II

     THIS CERTIFICATE OF TRUST OF 1ST SOURCE CAPITAL TRUST II (the "Trust"), dated as of February 27, 1997, is being duly executed and filed by WILMINGTON TRUST COMPANY, a Delaware banking corporation, Christopher J. Murphy III, Wellington D. Jones III and Larry E. Lentych, each an individual, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. Section 3801 et seq.).


1.   NAME.  The name of the business trust formed hereby is 1ST
     SOURCE CAPITAL TRUST II.

2. DELAWARE TRUSTEE. The name and business address of the trustee of the Trust in the State of Delaware is Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration.

3. EFFECTIVE DATE. This Certificate of Trust shall be effective on February 27, 1997.

     IN WITNESS WHEREOF, the undersigned, being the sole trustees of the Trust, have executed this Certificate of Trust as of the date first above written.


                         WILMINGTON TRUST COMPANY,
                         as trustee


                         By:    /s/
                             -------------------------------------------
                         Name:------------------------------------------
                         Title:-----------------------------------------


                          /s/ Christopher J. Murphy III
                         -----------------------------------------------
                         Christopher J. Murphy III
                         as Trustee


                          /s/ Wellington D. Jones III
                         -----------------------------------------------
                         Wellington D. Jones III
                         as Trustee


                          /s/ Larry E. Lentych
                         -----------------------------------------------
                         Larry E. Lentych
                         as Trustee